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Exhibit 1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report dated June 29, 2002, included in this Form 11-K for the year ended December 31, 2001, into Mid-State Bank & Trust's previously filed Registration Statements which follow:

Registration Form	File No.	Effective Date
Form S-8	333-38584	June 5, 2000
Form S-4	333-81531	June 25, 1999
Form S-4	333-48181	March 18, 1998
Form S-8	333-29161	June 13, 1997
Form S-4	333-16951	November 27, 1996

BDO Seidman LLP

Los Angeles, California
June 29, 2002

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  Exhibit 1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS